UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with the anticipated offering of Tower Bancorp, Inc. (the “Company”) common stock as described in Item 8.01 of this Current Report on Form 8-K, members of the Company’s executive management team will begin “road show” presentations to prospective investors beginning August 20, 2009. A copy of the Power Point presentation being presented to prospective investors is attached hereto as Exhibit 99.1. This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 8.01	Other Events

On August 20, 2009, the Company issued a press release announcing that the Company expects to offer and sell approximately $50 million of its common stock in an underwritten public offering. In addition to the shares offered by the Company, certain of its officers and directors identified in the preliminary prospectus supplement filed in connection with the offering intend to sell up to 159,074 additional shares of the Company’s common stock through the offering. The Company intends to grant the underwriters a 30-day option to purchase an additional 15% of the shares sold to cover over-allotments, if any. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Power Point Presentation dated August 2009

99.2	Press Release issued August 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: August 20, 2009	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Power Point Presentation dated August 2009

99.2	Press Release issued August 20, 2009